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                                                                   Exhibit 3.2
                                    RPM, INC.

                           AMENDED CODE OF REGULATIONS

                        (AS AMENDED ON OCTOBER 14, 1987)

                                    ARTICLE I

                                  SHAREHOLDERS


SECTION 1.                 ANNUAL MEETING.

                  The Annual Meeting of Shareholders of the Company for the election of Directors, the consideration of financial statements and other reports to be laid before such meeting, and the transaction of such other business as may be brought before such meeting shall be held at such date and time during the month of September or October of each year as shall be designated by the Board of Directors. If no other date is designated by the Board of Directors, the Annual Meeting shall be held at 2:00 o'clock P.M. on the fourth Thursday in October of each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding business day. Upon due notice there may also be considered and acted upon at an Annual Meeting any matter which could properly be considered and acted upon at a Special Meeting.

SECTION 2.                 SPECIAL MEETINGS.

                  Special Meetings of Shareholders of the Company may be held on any business day when called by the Chairman of the Board, or the President, or by the Board of Directors acting at a meeting, or a majority of the Directors acting without a meeting, or by shareholders holding at least forty-five percent (45%) of all shares outstanding and entitled to vote thereat. Special Meetings may convene only between the hours of 9:00 o'clock A.M. and 4:00 o'clock P.M. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a meeting of shareholders, such officer shall in accordance with the provisions of Section 4 of this Article I, forthwith cause to be given to the shareholders entitled thereto the requisite notice of a meeting to be held on a date not less than seven (7) nor more than sixty (60) days after receipt of such request, as such officer may fix. If such notice is not given within thirty (30) days after the delivery or mailing of such request, the persons calling the meeting may fix the date and time of the meeting and give notice thereof in the manner provided by law and these Regulations, or cause such notice to be given by any designated representative. Calls for Special Meetings shall specify the purpose or purposes thereof, and no business shall be considered at any such meeting other than that specified in the call therefor.



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SECTION 3.                 PLACE OF MEETINGS.

                  Meetings of shareholders shall be held at the principal office of the Company in the State of Ohio unless the Board of Directors acting at a meeting or a majority of the Directors acting without a meeting, designates some other place either within or without the State of Ohio and causes the notice thereof to so specify.

SECTION 4.                 NOTICE OF MEETINGS AND WAIVER.

                  (a) Not less than seven (7) nor more than sixty (60) days before the date fixed for a meeting of shareholders, written notice stating the time, place and purposes of such meeting shall be given by or at the direction of the Chairman of the Board, the President, the Secretary, an Assistant Secretary, or any other person required or permitted by these Regulations to give such notice. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as of the date next preceding the day on which notice is given, or, if another record date therefor is duly fixed, of record as of said date. If mailed, such notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Company, and such notice shall be deemed to have been given on the date on which it was deposited in the mail. If said record date shall fall on a holiday, the record date shall be taken as of the close of business on the next preceding day which is not a holiday.

                  (b) Notice of the time, place and purposes of any meeting of shareholders may be waived by any shareholder in writing, either before or after the holding of such meeting, which writing shall be filed with or entered upon the records of the meeting. The attendance of a shareholder at any such meeting without protesting, prior to or at the commencement of such meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of such meeting.

SECTION 5.                 QUORUM AND ADJOURNMENT.

                  (a) At any meeting of shareholders, the holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy, shall constitute a quorum for such meeting; provided, however, that no action required by law, the Amended Articles of Incorporation or these Regulations to be authorized or taken by the holders of a designated proportion of shares of any particular class or of each class of the Company may be authorized or taken by a lesser proportion; and provided further, that the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.


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                  (b) If any meeting is adjourned, notice of adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting, except as otherwise provided in Article IV.

SECTION 6.                 ORGANIZATION OF MEETINGS.

                  (a) The President or in his absence such officer as shall be designated by the Board of Directors, or lacking such designation any Vice President, shall call to order all meetings of shareholders and act as chairman thereof.

                  (b) The Secretary, or in his absence an Assistant Secretary, shall act as secretary and keep the minutes of all meetings of shareholders, and in the absence of both, the officer acting as chairman of the meeting shall appoint any other officer to perform such duties.

                  (c) At each meeting an alphabetically arranged list or classified list of shareholders of record who are entitled to vote as of the applicable record date, showing their respective addresses and the number and class of shares held by each, shall be produced by the Secretary, Assistant Secretary or the particular agent having charge of the transfer of the shares. This list, when certified by such officer or agent, shall be prima facie evidence of the ownership or the facts shown therein.

SECTION 7.                 INSPECTORS OF ELECTION.

                  (a) The Directors, in advance of any meeting of shareholders, may appoint inspectors of election to act at such meeting or any adjournments thereof. If inspectors are not so appointed, the officer or person acting as chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment.

                  (b) In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the Directors in advance of the meeting, or at the meeting by the officer or person acting as chairman.

                  (c) If there are three (3) or more inspectors, the decision, act or certificate of a majority of them shall be effective in all respects as the decision, act or certificate of all.

                  (d) The inspectors shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and factual effect of proxies; receive votes, ballots, consents, waivers or releases; hear and determine all matters of challenges, ownership and questions arising in connection with the voting; count and tabulate all votes, consents,

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waivers and releases; determine and announce the result; and do such other acts as are proper to conduct the election or vote with fairness to all shareholders.

                  (e) On request, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. The certificate of the inspectors shall be prima facie evidence of the facts stated therein and of the results of the voting as certified by them.

SECTION 8.                 VOTING.

                  Except as otherwise provided by statute, the Amended Articles of Incorporation or these Regulations, every shareholder entitled to vote shall be entitled to cast one vote, in person or by proxy, on each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the shareholders entitled to vote at such meeting. At any meeting at which a quorum is present all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of such voting shares as are represented in person or by proxy at such meeting, except when a greater proportion is required by law, the Amended Articles of Incorporation or these Regulations.

SECTION 9.                 PROXIES.

                  A person who is entitled to attend a shareholders' meeting, to vote thereat or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his rights by proxy or proxies appointed by a writing signed by such person or his duly authorized agent, as provided by the laws of the State of Ohio.


                                   ARTICLE II

                               BOARD OF DIRECTORS

SECTION 1.                 GENERAL POWERS.

                  Except where the law, the Amended Articles of Incorporation or these Regulations require action to be authorized or taken by shareholders, all of the authority of the Company shall be exercised by the Board of Directors.

SECTION 2.                 NUMBER OF DIRECTORS.

                  The Board of Directors of the Company, none of whom need be shareholders, shall consist of not less than nine (9) nor more than fifteen (15) members. Without amendment of these Regulations, the number of Directors within the above limitation

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may be fixed or changed at any Annual or Special Meeting of Shareholders called for that purpose at which a quorum is present, by the affirmative vote of the holders of a majority of the shares which are represented at the meeting and entitled to vote on such proposal; provided, however, that the number of Directors fixed at any meeting may not be greater by more than one Director than the number fixed or authorized at the next preceding Annual Meeting of Shareholders, and provided further, that no reduction in the number of Directors shall of itself have the effect of shortening the term of any incumbent Director. Whenever the shareholders shall have so fixed the number of Directors, such number shall thereafter continue to be the authorized number of Directors until the same shall be changed by vote of the shareholders as above provided.

SECTION 3.                 CLASSIFICATION OF DIRECTORS.

                  The Board of Directors shall be divided into three classes, with each class consisting of not less than three (3) Directors. Each Class shall consist of an equal number of Directors, except that in the event the total number of Directors is not divisible by three (3), an extra Director shall be assigned to Class I if there is one (1) extra Director to be assigned among the classes, and an extra Director shall be assigned to each of Classes I and II if there are two (2) extra Directors to be assigned among the classes. Neither the repeal nor any amendment of the provisions of this Section 3 shall have the effect of shortening the term of any incumbent Director.

SECTION 4.                 ELECTION OF DIRECTORS.

                  The Directors shall be elected at the Annual Meeting of Shareholders, or if the Annual Meeting is not held or Directors are not elected thereat, at a Special Meeting of Shareholders called and held for that purpose. A separate election shall be held for each class of Directors. At a meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election as Directors, and the candidates receiving the greatest number of votes shall be elected.

SECTION 5.                 TERM OF OFFICE AND VACANCIES.

                  (a) The term of office of those Directors elected to Class III at the meeting of shareholders at which this subparagraph (a) is adopted shall expire at the Annual Meeting of Shareholders next ensuing; the term of office of those Directors elected to Class II at the meeting of shareholders at which this subparagraph (a) is adopted shall expire at the second Annual Meeting next ensuing; and the term of office of those Directors elected to Class I at the meeting of shareholders at which this Section 5 is adopted shall expire at the third Annual Meeting next ensuing. The foregoing notwithstanding, each Director shall serve until his successor shall have been duly elected, or until his earlier resignation, removal from office, or death. At each Annual Meeting

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of Shareholders held after the first election of Directors by class, Directors chosen to succeed those whose terms expire shall be identified as belonging to the same class as the Directors they succeed and shall be elected for a term ending at the third Annual Meeting of Shareholders next following their election or until their earlier resignation, removal from office, or death.

                  (b) Any Director may resign at any time by oral statement to that effect made at a meeting of the Board or in a writing to that effect delivered to the President or Secretary, such resignation to take effect immediately or at such other time as the Directors may specify.

                  (c) In the event of the occurrence of any vacancy or vacancies in the Board of Directors, irrespective of the reason therefor, the remaining Directors, though less than a majority of the whole authorized number of Directors, may by the vote of a majority of their number fill such vacancy or vacancies for the remainder of the unexpired term.

SECTION 6.                 MEETINGS, NOTICE AND WAIVER.

                  (a) As soon after each Annual Meeting of Shareholders (or Special Meeting held in lieu thereof) as practicable, the Directors shall hold an organizational meeting for the purpose of electing officers and the transaction of any other business. Other meetings of the Board may be held at any time upon the call of the Chairman of the Board, the President, or any two
(2) Directors. Meetings of the Board may be held within or without the State of Ohio. Written notice of the time and place of each meeting of the Board shall be given to each Director either by personal delivery, mail, telegram or cablegram at least two (2) days before the meeting, which notice need not specify the purposes of the meeting. Unless otherwise specifically stated in the notice thereof any business may be transacted at any meeting of the Board.

                  (b) Notice of any meeting of the Board may be waived by any Director in writing, either before or after such meeting, or by his attendance at any such meeting without protesting the lack of proper notice prior to or at the commencement of such meeting. If any meeting is adjourned, notice of the adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

SECTION 7.                 QUORUM AND VOTING.

                  (a) At any meeting of the Board of Directors, not less than one-half of the Directors then in office shall be necessary to constitute a quorum for the transaction of business at such meeting, provided that a majority of the Directors at a meeting duly held, whether or not a quorum exists, may adjourn such meeting from time to time.


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                  (b) At any meeting of the Board of Directors at which a quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority vote of those Directors present, unless the vote or act of a greater number is required by the Amended Articles of Incorporation or these Regulations.

SECTION 8.                 ACTION OF DIRECTORS WITHOUT A MEETING.

                  Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting if approved and authorized by a writing or writings signed by all the Directors, which writing or writings shall be filed with or entered upon the records of the Company.

SECTION 9.                 COMMITTEES.

                  (a) The Board of Directors may from time to time appoint certain of its members (but not less than three (3)) to act as a Committee or Committees of Directors, and, subject to the provisions of this Section, may delegate to any such Committee any of the authority of the Board, however conferred, other than that of filling vacancies among the Directors or in any Committees of Directors. The Board of Directors may likewise appoint one or more Directors as alternate members of any such Committee, who may take the place of any absent member or members at any meeting of such Committee. Each such member and each such alternate shall serve in such capacity at the pleasure of the Board of Directors.

                  (b) In particular, the Board of Directors may create an Executive Committee in accordance with the provisions of this Section. If created, the Executive Committee shall possess and may exercise all of the powers of the Board in the management and control of the business of the Company during the intervals between meetings of the Board subject to the provisions of this Section. The chairman of the Executive Committee shall be determined by the Board of Directors from time to time. All action taken by the Executive Committee shall be reported in writing to the Board of Directors at its first meeting thereafter.

                  (c) Each such Committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board, and shall be subject to the control and direction of the Board. Each Committee shall keep regular minutes of its proceedings and shall report the same to the Board when required.

                  (d) An act or authorization of any act by any such Committee within the authority delegated to it shall be effective for all purposes as the act or authorization of the Board of Directors. In every case the affirmative vote of a majority of its members at a meeting, or the written consent of all of the members

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of any such Committee without a meeting, shall be necessary for the taking or approval of any action.

                  (e) Each such Committee may prescribe such rules as it shall determine for calling and holding meetings and its method of procedure, subject to the provisions of this Section and any rules prescribed by the Board of Directors.

SECTION 10.                COMPENSATION.

                  For his attendance at each meeting of the Board of Directors or of a Committee of Directors, or for other services rendered, each Director shall receive such reasonable compensation, reimbursement for expenses, and other benefits as the Board shall from time to time determine and irrespective of any personal interest of any of them.


                                   ARTICLE III

                                    OFFICERS

SECTION 1.                 GENERAL PROVISIONS, POWERS AND DUTIES.

                  (a) The Board of Directors, at its organization meeting, shall elect a President, a Secretary and a Treasurer, and, in its discretion, may elect a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers as the Board may from time to time deem necessary. The Chairman of the Board, if any, and the President, shall be chosen from among the members of the Board; however, none of the other officers need be a Director. Any two (2) or more of such offices may be held by the same person, but no officer shall execute, acknowledge, attest or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged, attested or verified by two (2) or more officers.

                  (b) All officers, as between themselves and the Company, shall respectively have such authority and perform such duties as are customarily incident to their respective offices and as may be specified from time to time by the Board of Directors regardless of whether such authority and duties are customarily incident to such offices. In the absence of any officer of the Company, or for any other reason the Board may deem sufficient, the Board may delegate from time to time the powers or duties of such officer, or any of them, to any other officer or to any Director. The Board may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties.


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SECTION 2.                 TERM OF OFFICE, REMOVAL AND VACANCIES.

                  Each elected officer of the Company shall hold office until the next organizational meeting of the Board of Directors and until his successor is elected, or until his earlier resignation, death, removal from office or retirement. The Board of Directors may remove any officer at any time, with or without cause, by a majority vote of the members of the Board then in office. Any vacancy in any office may be filled by the Board of Directors.

SECTION 3.                 CHIEF EXECUTIVE OFFICER.

                  If no Chairman of the Board is elected, the President shall be the Chief Executive Officer of the Company. If a Chairman of the Board is elected, the Board shall designate either the Chairman of the Board or the President as Chief Executive Officer. Subject to the direction of the Board, the Chief Executive Officer of the Company shall have general executive supervision over and direction of the Company's business, affairs and property, and over its several officers, in addition to his duties set forth in Section 4 and 5 of this
Article III, as the case may be, and shall see that all orders and resolutions of the Board are carried into effect.

SECTION 4.                 CHAIRMAN OF THE BOARD.

                  The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors, may execute any documents in the name of the Company, and shall have such authority and perform such other duties as may be prescribed by the Board.

SECTION 5.                 PRESIDENT.

                  The President shall preside at all meetings of shareholders, and, unless there shall be a Chairman of the Board so presiding in accordance with Section 4 of this Article, at all meetings of the Board of Directors. The President shall have general and active supervision of the operations of the Company, subject to the direction of the Board of Directors. In the absence or incapacity of the Chairman of the Board, or if one shall not have been elected, the President shall perform all duties and functions of the Chairman of the Board. He may execute any documents in the name of the Company and shall have such other authority and perform such other duties as may be prescribed by the Board.

SECTION 6.                 VICE PRESIDENTS.

                  The Vice President or Vice Presidents, if any are elected, shall have such authority and shall perform such duties as may be prescribed by the Board of Directors or as may be delegated to them by the Chairman of the Board or the President from time to time.

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SECTION 7.                 SECRETARY.

                  The Secretary shall keep the minutes of the meetings of Shareholders and of the Board of Directors. He shall keep such books and records as may be required by the Board of Directors, give such notice of Shareholders' meetings and Board meetings as may be required by law or these Regulations, or otherwise, and perform such other duties as the Board may prescribe.

SECTION 8.                 TREASURER.

                  The Treasurer shall be the chief financial officer, and if there is no Controller, the chief accounting officer of the Company. He shall receive and have charge of all moneys, bills, notes, bonds, stocks in other corporations, and similar property belonging to the Company, and shall do with the same as shall be ordered by the Board of Directors. He shall keep accurate financial accounts and hold the same open for inspection and examination by the Directors, and shall have such authority and shall perform such other duties as may be prescribed by the Board of Directors.

SECTION 9.                 CONTROLLER.

                  The Controller, if one is elected, shall be the chief accounting officer of the Company. He shall prepare such accounting statistics, records and reports as may be prescribed by the Board of Directors and generally do and perform all such other duties as may be prescribed by the Board.

SECTION 10.                ASSISTANT OFFICERS.

                  Assistant Secretaries, Assistant Treasurers and/or Assistant Controllers, if any, shall have such powers and perform such duties as shall be delegated and directed by their respective principal officers or as the Board may prescribe.

SECTION 11.                OTHER OFFICERS.

                  All other officers shall have such powers and perform such duties as the Board of Directors may prescribe.

SECTION 12.                DELEGATION OF AUTHORITY AND DUTIES.

                  The Board of Directors is authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

SECTION 13.                COMPENSATION.

                  The Board of Directors is authorized to establish officers' compensation for services to the Company, or to provide

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the method of determining such compensation, which may include pensions, disability and death benefits or other benefits, and may be by way of fixed salary, or on the basis of earnings of the Company, or any combination thereof, or otherwise, or the Board may delegate such authority to a committee of the Board or to any one or more officers or Directors.


                                   ARTICLE IV

                                  RECORD DATES

                  For any lawful purpose including without limitation the determination of the Shareholders who are entitled to: (1) receive notice of or to vote at a meeting of Shareholders; (2) receive payment of any dividend or distribution; (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (4) participate in the execution of written consents, waivers or releases; the Board of Directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1), (2), and (3) above, shall not be more than sixty (60) days preceding the date of the meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting, unless the Board of Directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in this Article, fix another date. In case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which adjourned.


                                    ARTICLE V

                             CERTIFICATES FOR SHARES

SECTION 1.                 FORM OF CERTIFICATES AND SIGNATURES.

                  Each holder of shares is entitled to one or more certificates, signed by the Chairman of the Board or the President or a Vice President and by the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer of the Company, which shall

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certify the number and class of shares held by such shareholder in the Company, but no certificates for shares shall be executed or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Company may be a facsimile, engraved, stamped or printed. Although any officer of the Company whose manual or facsimile, engraved, stamped or printed signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate shall be effective in all respects when delivered.

SECTION 2.                 TRANSFER OF SHARES.

                  Shares of the Company shall be transferable upon the books of the Company by the holder thereof in person or by his duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of authenticity of the signatures to such assignment and power of transfer as the Company or its agents may reasonably require.

SECTION 3.                 LOST, STOLEN OR DESTROYED CERTIFICATES.

                  The Company may issue a new certificate for shares in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed and upon the making of an affidavit of that fact by the person claiming the certificate to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to give the Company a bond in such sum and containing such terms as the Board may direct as indemnity against any claim that may be made against the Company with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

SECTION 4.                 TRANSFER AGENTS AND REGISTRARS.

                  The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars or any of them.

SECTION 5.                 ADDITIONAL BOARD AUTHORITY.

                  The Board of Directors shall have authority to make all such rules and regulations consistent with any applicable laws, the Amended Articles of Incorporation and these Regulations, as it may deem necessary or desirable concerning the issuance, execution and

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delivery, transfer and registration, surrender and cancellation of certificates for shares of the Company.


                                   ARTICLE VI

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                         TRUSTEES, EMPLOYEES AND AGENTS

SECTION 1.                 IN GENERAL.

                  Upon the submission of a reasonably timely written request for indemnification setting forth the facts of and reasons for such request, the Company shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action brought by or in the right of the Company, if his involvement in such action, suit or proceeding arises by reason of the fact that he is or was a Director, Officer, employee, or agent of the Company, or is or was serving at the request of the Company as a Director, Trustee, Officer, employee, or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, decrees, penalties, amounts paid with the written consent of the Company upon a plea of nolo contendere, and amounts paid in settlement, which are actually imposed upon or reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

SECTION 2.                 ACTIONS BY THE COMPANY AND DERIVATIVE ACTIONS.

                  Upon the submission of a reasonably timely written request for indemnification setting forth the facts of and reason for such request, the Company shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the Company to procure a judgment in the Company's favor, if his involvement in such action or suit arises by reason of the fact that he is or was a Director, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, Trustee, Officer, employee, or agent of any other

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corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of (a) any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the Company, unless and only to the extent that the Court of Common Pleas, or the Court in which such action or suit was brought, determines upon application that, despite the adjudication of liability for negligence or misconduct, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other Court shall deem proper, or (b) any action or suit in which the only liability asserted against a Director is pursuant to Section 1701.95 of the Ohio Revised Code.

SECTION 3.                 MERITORIOUS OR OTHERWISE SUCCESSFUL DEFENSES.

                  Notwithstanding the standards of conduct established in Sections 1 and 2 of this Article VI, to the extent that a Director, Trustee, Officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the action, suit or proceeding.

SECTION 4.                 APPLICATION OF STANDARDS OF CONDUCT.

                  Any indemnification under Sections 1 or 2 of this Article VI, unless ordered by a Court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or 2 of this
Article VI. Such determination shall be made as follows: (a) by a majority vote of a quorum consisting of Directors of the Company who were not and are not parties to or threatened with any such action, suit or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested Directors so directs, in a written opinion by independent legal counsel other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Company or any person to be indemnified within the past five years, or (c) by the shareholders, or (d) by the Court of Common Pleas or the Court in which such action, suit, or proceeding was brought. Any determination made by the disinterested Directors or by independent legal counsel under this Section 4 shall be promptly communicated to any person who threatened or brought an

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



action or suit by or in the right of the Company under Section 2 of this Article VI.

SECTION 5.                 ADVANCE OF EXPENSES.

                           In the case of an action, suit or proceeding
involving a Director, unless the only liability asserted against such Director in a proceeding referred to in Sections 1 or 2 of this Article VI is pursuant to
Section 1701.95 of the Ohio Revised Code, the Company shall pay expenses (including attorneys' fees) incurred by a Director in defending such action, suit or proceeding as they are incurred in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director in which such Director agrees to both (a) repay such amount if it is proven by clear and convincing evidence in a Court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard to the best interests of the Company, and (b) reasonably cooperate with the Company concerning the action, suit or proceeding.

                  Expenses (including attorneys' fees) incurred by a Director, Trustee, Officer, employee, or agent in defending any action, suit or proceeding referred to in Sections 1 or 2 of this Article VI shall be paid by the Company as they are incurred, in advance of the final disposition of the action, suit or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount, if it is determined that such person is not entitled to be indemnified by the Company.

SECTION 6.                 OTHER REMEDIES.

                  The indemnification authorized by this Article VI shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the Company's Amended Articles of Incorporation, other provisions of these Regulations, any agreement, any insurance purchased by the Company, any vote of the Company's shareholders or disinterested Directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The Company, through appropriate action by its Officers, Directors and/or shareholders, is hereby specifically authorized to take any and all further action to effectuate any indemnification of any person which any Ohio corporation may have power to take.


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



SECTION 7.                 INSURANCE.

                  In the discretion of the Board of Directors, the Company may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a Director, Officer, employee, or agent of the Company, or is or was serving at the request of the Company as a Director, Trustee, Officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company otherwise would have the power to indemnify him against such liability. Insurance may be purchased from or maintained with a person in which the Company has a financial interest.

SECTION 8.                 SCOPE OF AUTHORITY.

                  The Company's authority to indemnify persons pursuant to Sections 1 or 2 of this Article VI does not limit the payment of expenses as they are incurred, indemnification, insurance or other protection that may be provided pursuant to Sections 5, 6 or 7 of this Article; Sections 1 and 2 of this Article VI do not create any obligation to repay or return payments made by the Company pursuant to Sections 5, 6 or 7 of this Article VI.

SECTION 9.                 LIMITATION OF LIABILITY.

                  (a) No person shall be found to have violated his duties to the Company as a Director of the Company in any action brought against such Director (including actions involving or affecting any of the following: (i) a change or potential change in control of the Company; (ii) a termination or potential termination of his service to the Company as a Director; (iii) his service in any other position or relationship with the Company), unless it is proved by clear and convincing evidence that the Director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the Company, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. Notwithstanding the foregoing, nothing contained in this subsection (a) limits relief available under Section 1701.60 of the Ohio Revised Code.

                  (b) In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, that are prepared or presented by: (i) one or more Directors, officers or employees of the Company whom the Director reasonably believes are reliable and competent in the matters prepared or presented; (ii) counsel, public accountants, or other persons as to matters that the Director reasonably believes are within the person's professional or expert competence; or (iii) a committee of the

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



Directors upon which he does not serve, duly established in accordance with the provisions of these Amended Code of Regulations, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

                  (c) A Director in determining what he reasonably believes to be in the best interests of the Company shall consider the interests of the Company's shareholders and, in his discretion, may consider (i) the interests of the Company's employees, suppliers, creditors and customers; (ii) the economy of the state and nation; (iii) community and societal considerations; and (iv) the long-term as well as short-term interests of the Company and its shareholders, including the possibility that these interests may be best served by the continued independence of the Company.

                  (d) A Director shall be liable in damages for any action he takes or fails to take as a Director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company. Notwithstanding the foregoing, nothing contained in this subsection (d) affects the liability of Directors under Section 1701.95 of the Ohio Revised Code or limits relief available under Section 1701.60 of the Ohio Revised Code.

SECTION 10.                DEFINITIONS.

                  As used in this Article VI, references to "Company" shall include the new or surviving corporation in a consolidation or merger and any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the new or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; provided, however, that the Board of Directors of the new or surviving corporation may, in its sole discretion, authorize the new or surviving corporation to indemnify any Director, Trustee, Officer, employee or agent of such constituent corporation to the same extent otherwise permitted by Sections 1 through 9 of this Article VI.

                                   ARTICLE VII

                                   FISCAL YEAR

                  The fiscal year of the Company shall end on May 31 of each year and shall remain as herein fixed until changed by resolution of the Board of Directors from time to time.


                                  ARTICLE VIII

                                      SEAL

                  The corporate seal of this Company shall be in circular form and shall contain the name of the Company. Failure to affix the corporate seal to any instrument executed on behalf of the Company shall not affect the validity of such instrument.


                                   ARTICLE IX

               CONSISTENCY WITH AMENDED ARTICLES OF INCORPORATION

                  If any provision of these Regulations shall be inconsistent with the Company's Amended Articles of Incorporation (and as they may be amended from time to time), such Amended Articles (as so amended at the time) shall govern.


                                    ARTICLE X

                              EMERGENCY REGULATIONS

                  The Directors may adopt, either before or during an emergency, as that term is defined by the General Corporation Law of Ohio, any emergency regulations permitted by the General Corporation Law of Ohio which shall be operative only during such an emergency. In the event the Board of Directors does not adopt any such emergency regulations, the special rules provided in the General Corporation Law of Ohio shall be applicable during an emergency as therein defined.


                                   ARTICLE XI

                                   AMENDMENTS

                  Except as set forth in the immediately succeeding sentence, this Amended Code of Regulations of the Company may be amended or new regulations may be adopted by the shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on such proposal, or without a meeting by the written consent of holders of shares entitling them to exercise two-thirds of the voting power on such proposal; provided, however, that if an amendment is or new regulations are adopted by written consent, the Secretary shall enter the amendment or new regulations, as the case may be, in the records of the Company, and mail a copy thereof to each shareholder of record who would have been entitled to vote thereon and did not participate in the adoption thereof. Any amendment or any new regulation which repeals, alters or in any way modifies or affects the provisions of Article II relating to the number, classification and election of Directors, their respective terms of office, or the provisions of this sentence, shall require for adoption at a meeting held for such purpose the affirmative vote of the holders of shares entitling them to exercise 80% of the voting power of the Company on such proposal.

                  This Amended Code of Regulations is effective as of the date of adoption by the Company and supersedes all Regulations and amendments thereto heretofore adopted.